UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2015

_________________

LED LIGHTING COMPANY

 (Exact name of registrant as specified in its charter)

DELAWARE	000-54146	46-3457679
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2090 Novato Blvd

Novato, California 94947

 (Address of principal executive offices)

(415) 526-3193

(Registrant’s telephone number)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Effective December 14, 2015, LED Lighting Company (the “Company”) entered into a Loan Agreement (the “Loan Document”) with Mainas Development Corporation (“MDC”) pursuant to which MDC agreed to loan the Company up to $130,000.  The Loan Document provides that the loan shall accrue interest at the rate of 7% per annum and is due on December 14, 2016.  The Company issued MDC 13,000,000 shares of Company common stock in consideration of extending the loan to the Company.  MDC is an entity owned and controlled by George Mainas who owns greater than 10% of the outstanding shares of the Company.

The foregoing is only a brief description of the material terms of the Loan Document, and does not purport to be a complete description of the rights and obligations of the parties under that agreement, and such description is qualified in its entirety by reference to the agreement which is filed as an exhibit to this Current Report.

Item 3.02

Unregistered Sales of Registered Securities

The information contained in Item 1.01 is incorporated herein by reference.  The issuance of the shares described in Item 1.01 was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient of the securities; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between MDC and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.22	Loan Agreement dated December 14, 2015 with Mainas Development Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: February 9, 2016	By:	/s/ Kevin Kearney
Kevin Kearney Chief Executive Officer